TERRY AMISANO LTD.	AMISANO HANSON CHARTERED ACCOUNTANTS
KEVIN HANSON, CA

April 28, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       Global-Wide Publication Ltd. the “Company” – Amended Form SB-2 Registration Statement

Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Amended Form SB-2 Registration Statement dated April 28, 2004, of the following:

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Our report to the Stockholders and Directors dated November 5, 2003 on the consolidated financial statements of the Company as at September 30, 2003 and for the period from July 14, 2003 (inception) to September 30, 2003.

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Our report to the Stockholders and Directors dated November 5, 2003 on the financial statements of Marco Polo World News Inc. as at September 30, 2003 and for the period from October 1, 2002 to September 30, 2003.

Yours truly,

AMISANO HANSON

/s/ Amisano Hanson

Chartered Accountants and
Certified Public Accountant (Nevada)

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net